                                                                  EXHIBIT (h)(1)

                               AGENCY AGREEMENT

        THIS AGREEMENT made the 5th day of March, 1991, by and between THE FAHNESTOCK FUNDS, a Massachusetts business trust having its principal place of business at 111 Wall Street, New York, New York 10005 ("Trust"), and INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC");

                                  WITNESSETH:

        WHEREAS, Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent, and IFTC desires to accept such appointment;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.      Documents to be Filed with Appointment.
        -----------------------------------------
        In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Trust, there will be filed with IFTC the following documents:

        A. A certified copy of the resolutions of the Board of Trustees of Trust appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign certificates of shares of beneficial interest, if any, and give written instructions and requests on behalf of Trust;

        B. A certified copy of the Declaration of Trust of Trust and all amendments thereto;

        C. A certified copy of the Bylaws of Trust;

        D. Copies of Registration Statements, and amendments thereto, filed with the Securities and Exchange Commission.

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        E. Specimens of all forms of outstanding certificates of shares of beneficial interest, in the forms approved by the Board of Trustees of Trust, with a certificate of the Secretary of Trust, as to such approval;

        F. Specimens of the signatures of the officers of Trust authorized to sign certificates of shares of beneficial interest and individuals authorized to sign written instructions and requests;

        G. An opinion of counsel for Trust with respect to:

           (1) Trust's organization and existence under the laws of its state of organization,
           (2) The status of all shares of beneficial interest of Trust covered by the appointment under the Securities Act of i933, as amended, and any other applicable federal or state statute and
           (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable by Trust.

2.      Certain Representations and Warranties of IFTC. IFTC represents and
        -----------------------------------------------
        warrants to Trust that:

        A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.

        B. It is duly qualified to carry on its business in the State of Missouri.

        C. It is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform the services contemplated in this Agreement.

        D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934, as amended.

        E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

        F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

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3.      Certain Representations and Warranties of Trust. Trust represents and
        -----------------------------------------------
        warrants to IFTC that:

        A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.
        B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.
        C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Trust being offered for sale.
        D. All requisite steps have been or will be taken to register Trust's shares for sale in all applicable states.
        E. Trust is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement.

4.      Scope of Appointment.
        --------------------

        A. Subject to the conditions set forth in this Agreement, Tr-ust hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent effective the ____ day of January, 1991.
        B. IFTC hereby accepts such employment and appointment and agrees that it will act as Trust's Transfer Agent and Dividend Disbursing Agent for the current series of shares and each subsequently created series of shares of Trust. IFTC agrees that it will also act as agent in connection with Trust's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.
        C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.
        D. Trust agrees to use its best efforts to deliver to IFTC in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.
        E. Subject to the provisions of Sections 19. and 20. hereof, IFTC agrees that it will perform all of the usual and ordinary services of Transfer Agent and

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           Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling certificates of shares of beneficial interest, if any, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on non-resident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders, principal distributor, and dealers with respect to all purchases and redemptions of Trust shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Trust shares, and cooperating with broker-dealers and financial intermediaries who represent shareholders of Trust.

5.      Limit of Authority
        ------------------
        Unless otherwise expressly limited by the resolution of appointment or by subsequent action by Trust, the appointment of IFTC as Transfer Agent will be construed to cover the full amount of the shares of beneficial interest for which IFTC is appointed as the same may, from time to time, be constituted and any subsequent increases in such authorized amount.

        In case of such increase Trust will file with IFTC:

        A. If the appointment of IFTC was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of Trust increasing the authority of IFTC;
        B. A certified copy of the amendment to the Declaration of Trust of Trust authorizing the increase of stock;
        C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock,

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

           and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

        D. Opinion of counsel for Trust stating:

           (1) The status of the additional shares of stock of Trust under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

           (2) That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable by Trust.

6.      Compensation and Expenses.
        -------------------------

        A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Trust will pay to IFTC from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements (Compensation and Expenses) incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by Trust and IFTC, a copy of which is attached hereto and incorporated herein by reference. If Trust has not paid such Compensation and Expenses to IFTC within a reasonable time, IFTC may charge against any monies held under this Agreement with respect to a separate series of shares of Trust. The amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement with respect to that series.

        B. Fund agrees to promptly reimburse IFTC for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement, for postage (and first class mail insurance in connection with mailing stock certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing

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           envelopes by outside firms. IFTC will provide to Trust no less often than monthly a detailed accounting of all such expenses on behalf of Trust.

7.      Efficient Operation of IFTC System.
        -----------------------------------

        A. In connection with the performance of its services under this Agreement, IFTC is responsible for such items as:

           (1) The accuracy of all entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Trust or its principal underwriter;
           (2) The availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;
           (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Trust;
           (4) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Trust;
           (5) The deposit daily in Trust's appropriate special bank account or accounts of all checks and payments received from dealers or shareholders for investment in shares;
           (6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance with IFTC's present procedures with such changes as may be required or approved by Trust; and
           (7) The maintenance of a current duplicate set of Trust's essential records at a secure distant location, in form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.      Indemnification.
        ----------------

        A. IFTC will not be responsible for, and Trust will hold harmless and indemnify IFTC from and against any loss by or liability to Trust or a third party,

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

           including attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by IFTC pursuant to this Agreement, unless IFTC has acted negligently, in bad faith or with willful misconduct. The matters covered by this indemnification include but are not limited to those of Section 14 hereof. Trust will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability against which IFTC is indemnified hereunder. IFTC will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense or liability, unless Trust will, as often as requested, furnish IFTC with reasonable, satisfactory security and indemnity against such expense or liability.

        B. IFTC will hold harmless and indemnify Trust from and against any loss or liability arising out of IFTC's failure to comply with the terms of this Agreement including any breach of any representation or warranty of IFTC or arising out of IFTC's negligence, bad faith or willful misconduct.

9.      Certain Covenants of IFTC and Trust.
        ------------------------------------

        A. All requisite steps will be taken by Trust from time to time when and as necessary to register Trust's shares for sale in all states in which Trust's shares shall at the time be offered for sale and require registration. If at any time Trust will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Trust's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Trust's shares, Trust will give prompt notice thereof to IFTC.

        B. IFTC hereby agrees to perform such transfer agency functions as are set forth in section 4.E. above and establish and maintain facilities and procedures reasonably acceptable to Trust for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and

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

           devices, and to carry insurance as specified in Exhibit B which will not be lowered without notice to Trust.

        C. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the property of Trust and will be preserved and will be surrendered promptly to Trust on request.
        D. IFTC agrees to furnish Trust semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Trust. The annual financial statements will be certified by IFTC's certified public accountants.
        E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve its system without additional cost to Fund.
        F. IFTC will permit Trust and its authorized representatives to make periodic inspections of its operations at reasonable times during business hours.

10.     Recapitalization or Readjustment.
        ---------------------------------

        In case of any recapitalization, readjustment or other change in the capital structure of Trust requiring a change in the form of share certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

        A. Written instructions from an officer of Trust;
        B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;
        C. Certified copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

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

        D. Specimens of the new certificates in the form approved by the Board of Trustees of Trust, with a certificate of the Secretary of Trust as to such approval;
        E. Opinion of counsel for Trust stating:
           (1) The status of the shares of beneficial interest of Trust in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and
           (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable by Trust.

11.     Share Certificates.
        ------------------
        Fund will furnish IFTC with a sufficient supply of blank certificates of shares of beneficial interest and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Trust authorized by law and by bylaws to sign share certificates, and if required, will bear Trust's seal or facsimile thereof.

12.     Death, Resignation or Removal of Signing Officer.
        ------------------------------------------------
        Fund will file promptly with IFTC written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Trust who has signed manually or whose facsimile signature has been affixed to blank share certificates dies, resigns, or is removed prior to the issuance of such certificates, IFTC may issue or register such share certificates as the share certificates of Trust notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Trust in writing. In the absence of such direction, Trust will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

13.     Future Amendments of Declaration of Trust and Bylaws.
        ----------------------------------------------------
        Trust will promptly file with IFTC copies of all material amendments to its Declaration of Trust or bylaws made after the date of this Agreement.

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

14.     Instructions, Opinion of Counsel and Signatures.
        ------------------------------------------------
        At any time IFTC may apply to any person authorized by Trust to give instructions to IFTC, and may, with the approval of Trust officer, consult with legal counsel for Trust or its own legal counsel at the expense of Trust, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Trust. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.

15.     Papers Subject to Approval of Counsel.
        --------------------------------------
        The acceptance by IFTC, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for IFTC (which approval will be not unreasonably withheld).

16.     Certification of Documents.
        ---------------------------
        The required copy of the Declaration of Trust of Trust and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the Commonwealth of Massachusetts, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order of consent of each governmental or regulatory authority required by law for the issuance of the shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and

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        copies of resolutions of the Board of Trustees of Trust, will be certified by the Secretary or an Assistant Secretary of Trust under Trust's seal.

17.     Records.
        --------
        IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)(iv) of paragraph (b) of Rule 31a-1, under the Investment Company Act of 1940, if any.

18.     Disposition of Books, Records and Cancelled Certificates.
        ---------------------------------------------------------
        IFTC will send periodically to Trust, or to such other place as may be designated by the Secretary or an Assistant Secretary of Trust, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not be destroyed by Trust without the consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19.     Provisions Relating to IFTC as Transfer Agent.
        ---------------------------------------------
        A. IFTC will make original issues of share certificates upon written request of an officer of Trust and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D. and G. of this Agreement, any documents required by paragraphs
           5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.

        B. Before making any original issue of certificates Trust will furnish IFTC with sufficient funds to pay all required taxes on the original issue of shares of beneficial interest, if any. Trust will furnish IFTC such evidence as may be required by IFTC to show the actual value of the shares.

        C. Shares of beneficial interest will be transferred and new certificates issued in transfer, or shares of beneficial interest accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer or redemption accompanied by such

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           documents as IFTC may deem necessary to evidence the authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable transfer taxes. IFTC reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange, Pacific Coast Stock Exchange, or any other exchange acceptable to IFTC or by a bank or trust company approved by it. IFTC also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. IFTC may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Trust in not requiring complete fiduciary documentation. In cases in which IFTC is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, IFTC will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. IFTC will be under no duty to use a greater degree of diligence by reason of not having such records.

        D. When mail is used for delivery of share certificates IFTC will forward share certificates in "negotiable" form by first class or registered mail and share certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.

        E. IFTC will issue and mail subscription warrants, certificates representing dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Trust and such other documents as IFTC deems necessary.

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

        F. IFTC will issue, transfer, and split up certificates and will issue certificates of beneficial interest representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to IFTC for that purpose upon receiving written instructions from an officer of Trust and such other documents as IFTC may deem necessary.

        G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Trust and indemnity satisfactory to IFTC and Trust, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Trust will be in such form as will be approved by the Board of Trustees of Trust and will be in accordance with the provisions of law and the bylaws of Trust governing such matter.

        H. IFTC will supply a shareholder's list to Trust for each shareholder meeting upon receiving a request from an officer of Trust. It will also supply lists at such other times as may be requested by an officer of Trust.

        I. Upon receipt of written instructions of an officer of Trust, IFTC will address and mail notices to shareholders.

        J. In case of any request or demand for the inspection of the shareholder records of Trust or any other books in the possession of IFTC, IFTC will endeavor to notify Trust promptly and endeavor to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the shareholder records or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the shareholder records or other books to such person.

20.     Provisions Relating:  to Dividend Disbursing Agency.
        --------------------------------------------------

        A. IFTC will, at the expense of Trust, provide a special form of check containing the imprint of any device or other matter desired by Trust. Said checks must, however, be of a form and size convenient for use by IFTC.

        B. If Trust desires to include additional printed matter, financial statements, etc., with the dividend checks the same will be furnished IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Trust.

        C. If Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Trust.

        D. IFTC will maintain one or more deposit accounts as Agent for Trust, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

        E. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21.     Assumption of Duties By Trust.
        -----------------------------

        Trust may assume certain duties and responsibilities of IFTC or those usual and ordinary services of Transfer Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.E. of this Agreement including but not limited to accepting shareholder instructions and transmitting orders based on such instructions to IFTC, preparing and mailing confirmations, obtaining certified TIN numbers, and disbursing monies of the Fund. To the extent Trust assumes such duties and responsibilities, IFTC shall be relieved from all responsibility and liability therefor.

22.     Termination of Agreement.
        ------------------------

        A. This Agreement may be terminated by either party upon receipt of ninety (90) days written notice from the other party.

        B. Trust, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

           (1) Any interruption or cessation of operations by IFTC or its assigns which materially interferes with the business operation of Trust;

           (2) The bankruptcy of IFTC or its assigns or the appointment of a receiver for IFTC or its assigns;

           (3) Any merger, consolidation or sale of substantially all the assets of IFTC or its assigns;

           (4) The acquisition of a controlling interest in IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or

           (5) Failure by IFTC or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Trust and which failure continues for thirty (30) days after receipt of written notice from Trust.

        C. In the event of termination, Trust will promptly pay IFTC all amounts due to IFTC hereunder.

        D. In the event of termination, IFTC will use its best effort to transfer the books and records of Trust to the designated successor transfer agent and to provide other information relating to its service provided hereunder for a reasonable compensation therefore.

23.     Assignment.
        -----------

        A. Neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC the written consent of Trust; provided, however, no assignment will relieve IFTC of any of its obligations hereunder. IFTC may, however, employ agents to assist it in performing its duties hereunder.

        B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

24.     Confidentiality.
        ----------------

        A. IFTC agrees that, except as provided in the last sentence of Section 19.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Trust.

        B. Trust will keep confidential all financial statements and other financial records (other than statements and records relating solely to Trust's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC.

        C. Trust acknowledges that IFTC and DST Systems, Inc. (DST) have proprietary rights in and to the computerized data processing recordkeeping system used by IFTC to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output (the MFS System), including, without limitation any changes or modifications of the MFS System and any other IFTC or DST programs, data bases, supporting documentation, or procedures ("collectively IFTC Protected Information") which Trust's access to the MFS System or computer hardware or software may permit Trust or its employees or agents to become aware of or to access and that the IFTC Protected Information constitutes confidential material and trade secrets of IFTC. Trust agrees to maintain the confidentiality of the IFTC Protected Information. Trust acknowledges that any unauthorized use, misuse, disclosure or taking of IFTC Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. Trust will advise all of its employees and agents who have access to any IFTC Protected Information or to any computer equipment capable of accessing IFTC or DST hardware or software of the foregoing. IFTC and DST are intended to be, and shall be, third party beneficiaries of Trust's obligations and undertakings contained in this Section.

25.     Survival of Representations and Warranties.
        ------------------------------------------

        A. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

26.     Miscellaneous.
        -------------

        A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

        B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

        C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

        D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

        G. A copy of the Declaration of Trust of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of Fund by the undersigned officer of Trust in his/her capacity as an officer of Trust. The obligations of this Agreement shall only be binding upon the assets and property of Trust and shall not be binding upon any Trustee, officer or shareholder of Trust individually.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                INVESTORS FIDUCIARY TRUST COMPANY

                                By: /s/ R. Winegar
                                    -----------------------------
                                Title: Executive Vice Pres.
                                       --------------------------


ATTEST

/s/ Cheryl J. Naegler
---------------------------
Cheryl J. Naegler
Assistant Secretary


                                THE FAHNESTOCK FUNDS

                                By: /s/ Albert G. Lowenthal
                                    -----------------------------
                                Title: Chairman
                                       --------------------------


ATTEST:

/s/ Charles E. Padgett
--------------------------
Charles E. Padgett
Secretary

EXHIBIT A

                 TRANSFER AGENCY SERVICES AND SYSTEMS FEATURES
                 ---------------------------------------------


FUNCTIONS
---------



A. Issuance   of stock certificates
B. Recording of non-certificate shares
C. Purchase, redemptions, exchanges, transfers and legals
D. Changes of address, etc.
E. Daily balancing of fund
F. Dividend calculation and disbursement
G. Mailing of quarterly and annual reports
H. Filing of 1099/1042 information to shareholders and government
I. Provide NSAR information
J. Systematic withdrawal plans
K. Pre-authorized checks
L. Purchase reminders
M. Reconciliation of dividend and disbursement accounts
N. Provide research and correspondence to shareholder's inquiries
0. Daily communication of reports to funds
P. Provide listings, labels and other special reports
Q. Proxy issuance and tabulation
R. Annual statements of shareholders on microfilm
S. Blue-sky reports
T. Wire order processing
U. 12(b)(1) processing